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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                         DOMESTIC - 100 PERCENT

         Corn Products Development, Inc. (Delaware)
         Corn Products Sales Corporation (Delaware)
         Crystal Car Line, Inc. (Illinois)
         Feed Products Limited (New Jersey)
         The Chicago, Peoria and Western Railway Company (Illinois) Cali Investment Corp. (Delaware)
         Colombia Millers Ltd. (Delaware)
         Hispano-American Company, Inc. (Delaware)
         Inversiones Latinoamericanas S.A. (Delaware)
         Bedford Construction Company (New Jersey)
         Corn Products Puerto Rico Inc. (Delaware)


                          FOREIGN - 100 PERCENT

         Argentina: Corn Products Southern Cone S.A.
             -Starch Holding Argentina S.A.
         Barbados: Corn Products International Sales Company, Inc.
         Brazil: Corn Products Brasil-Ingredientes Industriais Ltda.
         Canada: Canada Starch Company Inc.
             -Canada Starch Operating Company Inc.
             -Casco Inc.
             -Casco Sales Company Inc.
             -Corn Products Canada Inc.
         Colombia: Industrias del Maiz S.A. - Corn Products Andina
..        Honduras: Almidones del Istmo, S.A. de C.V.
         Japan: Corn Products Japan Ltd.
         Kenya: Corn Products Kenya Limited
         Malaysia: Stamford Food Industries Sdn. Berhad
         Mexico: Arancia Corn Products, S.A. de C.V.
             -Aracorn, S.A. de C.V.
             -Arrendadora Gefemesa, S.A. de C.V.
             -Campotec Nacional, S.A. de C.V.
             -Maiz y Agroproductos Nacionales, S.A. de C.V.
         Singapore: Corn Products Trading Co. Pte. Ltd.
         Venezuela: Corn Products Venezuela, C.A.
         Ecuador: Indumaiz del Ecuador S.A.


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                                     OTHER

         Argentina: Productos de Maiz, S.A. - 72.24 percent
                   -Macher Financier S.A. - 76.08 percent
         Chile: Corn Products Chile-Inducorn S.A. - 72.24 percent
         Uruguay: Productos de Maiz Uruguay S.A. - 72.24 percent
         Brazil: GETEC Guarabara Quimica Industrial S/A - 20.17 percent
         Ecuador: Poliquimicos del Ecuador S.A. - 91.72 percent
         Pakistan: Rafhan Maize Products Co. Ltd. - 70.31 percent
         Korea: Doosan Corn Products Korea, Inc. - 75 percent
         Japan: Nihon Shokuhin Kako Kabishiki Kaisha (NSKK) - Japan Maize
                   Products Co., Ltd.- 22.96 percent
         Thailand: Corn Products Amardass (Thailand) Limited - 82.60 percent





The Company also has other subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.